                                                                    EXHIBIT 20.2


[WFS FINANCIAL INC LOGO]



                        WFS FINANCIAL 2001-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 2001
                    for Distribution Date of January 22, 2002



COLLECTIONS
                                                                                                        DOLLARS

Payments received                                                                                      106,805,135.36
       Plus:
             Servicer Advances                                                           572,168.60
             Reimbursement of holds                                                      435,349.16
                                                                                       ------------
                                                                                                         1,007,517.76
       Less:
             Reimbursement Advances                                                     (647,624.42)
             Funds deposited in Holds Account                                           (355,945.15)
                                                                                       ------------

                                                                                                        (1,003,569.57)
                                                                                                       -------------

Total Funds Available for Distribution                                                                 106,809,083.55
                                                                                                       ==============

DISTRIBUTIONS


     Servicing Fee                                                                     2,300,589.00
     Trustee and Other Fees                                                              306,546.68
     Other Miscellaneous Payments                                                         47,621.45
                                                                                       ------------

Total Fee Distribution                                                                                   2,654,757.13

     Note Interest Distribution Amount - Class A-1                          0.00
     Note Interest Distribution Amount - Class A-2                  2,447,660.29
     Note Interest Distribution Amount - Class A-3                  2,185,102.22
     Note Interest Distribution Amount - Class A-4                  1,700,850.00
                                                                   -------------

Total Class A Interest Distribution                                                    6,333,612.51

     Note Principal Distribution Amount - Class A-1                         0.00
     Note Principal Distribution Amount - Class A-2                87,130,688.07
     Note Principal Distribution Amount - Class A-3                         0.00
     Note Principal Distribution Amount - Class A-4                         0.00
                                                                   -------------

Total Class A Principal Distribution                                                  87,130,688.07
                                                                                      -------------

Total Class A Principal and Interest Distribution                                                       93,464,300.58

     Spread Account Deposit                                                                             10,690,025.84
                                                                                                       --------------

Total Distributions                                                                                    106,809,083.55
                                                                                                       ==============

                        WFS FINANCIAL 2001-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 2001
                    for Distribution Date of January 22, 2002



PORTFOLIO DATA:
                                                                  # of loans
      Beginning Security Balance                                       59,342                       766,366,687.59

         Less: Scheduled Principal Balance                                  0     (35,689,775.44)
               Full Prepayments                                        (5,497)    (36,927,681.05)
               Partial Prepayments                                          0               0.00
               Liquidations                                            (1,096)    (14,513,231.58)
                                                                                  --------------
                                                                                                    (87,130,688.07)
                                                                                                    --------------
      Ending Security Balance                                          52,749                       679,235,999.52
                                                                                                    ==============

OTHER RELATED INFORMATION:

Spread Account:

     Beginning Balance                                                             38,318,334.38
           Deposits                                                                10,690,025.84
           Reductions                                                             (15,046,560.25)
                                                                                  --------------
     Ending Balance                                                                                  33,961,799.98

     Beginning Initial Deposit                                                     13,926,312.44
           Repayments                                                             (13,926,312.44)
                                                                                  --------------
     Ending Initial Deposit                                                                                   0.00


Modified Accounts:
     Principal Balance                                                                     0.00%              0.00
     Scheduled Balance                                                                     0.00%              0.00

Servicer Advances:
     Beginning Unreimbursed Advances                                                  849,364.82
     New Advances                                                                     572,168.60
     Advances Reimbursed                                                             (647,624.42)
                                                                                  --------------
     Ending Unreimbursed Advances                                                                       773,909.00

Holding Account:
     Beginning Balance                                                                415,746.08
     Funds Deposited                                                                  355,945.15
     Withdrawal to Collection Account                                                (435,349.16)
                                                                                  --------------
     Ending Balance                                                                                     336,342.07

Net Charge-Off Data:                                              # of loans
     Charge-Offs                                                        3,354      17,462,837.42
     Recoveries                                                        (1,971)     (3,005,600.96)
                                                                                  --------------
     Net Charge-Offs                                                    1,383                        14,457,236.46

Delinquencies (P&I):                                              # of loans
     30-59 Days                                                         1,812      19,767,496.47
     60-89 Days                                                           578       5,895,710.57
     90-119 Days                                                          249       2,366,621.39
     120 days and over                                                     12         147,428.84

Repossessions                                                              97         697,015.98

Contracts Repurchased (pursuant to Sect. 3.02,
  4.07, or 9.01 of the Sale and Servicing Agreement)                        0                                 0.00

Cumulative Charge-Off Percentage                                                                             1.45%
Delinquency Percentage                                                                                       1.18%

WAC                                                                                                       14.7415%
WAM                                                                                                         52.394

                        WFS FINANCIAL 2001-A OWNER TRUST

                           Distribution Date Statement
               for Master Service Report Date of December 31, 2001
                    for Distribution Date of January 22, 2002


==================================================================================================================================
                                 BEGINNING        NOTE QUARTERLY                     TOTAL
              ORIGINAL          OUTSTANDING         PRINCIPAL          PRIOR       PRINCIPAL          PRINCIPAL           CURRENT
              PRINCIPAL          PRINCIPAL        DISTRIBUTABLE      PRINCIPAL   DISTRIBUTABLE      DISTRIBUTION         PRINCIPAL
 CLASSES       BALANCE            BALANCE             AMOUNT         CARRYOVER       AMOUNT            AMOUNT            CARRYOVER
==================================================================================================================================
   A-1       179,000,000.00               0.00             0.00          0.00           0.00                0.00            0.00


   A-2       232,000,000.00     177,366,687.59    87,130,688.07          0.00  87,130,688.07       87,130,688.07            0.00


   A-3       334,000,000.00     334,000,000.00             0.00          0.00           0.00                0.00            0.00


   A-4       255,000,000.00     255,000,000.00             0.00          0.00           0.00                0.00            0.00



==================================================================================================================================

    TOTAL  1,000,000,000.00     766,366,687.59     87,130,688.07         0.00   87,130,688.07       87,130,688.07           0.00

==================================================================================================================================


====================================================
                   REMAINING             TOTAL
                  OUTSTANDING          PRINCIPAL
                   PRINCIPAL         AND INTEREST
 CLASSES            BALANCE          DISTRIBUTION
====================================================
   A-1                    0.00                 0.00


   A-2           90,235,999.52        89,578,348.36


   A-3          334,000,000.00         2,185,102.22


   A-4          255,000,000.00         1,700,850.00



====================================================

    TOTAL       679,235,999.52        93,464,300.58

====================================================



=================================================================================================================
                              NOTE QUARTERLY                          TOTAL
                                 INTEREST            PRIOR          INTEREST        INTEREST           CURRENT
  NOTE        INTEREST        DISTRIBUTABLE         INTEREST      DISTRIBUTABLE   DISTRIBUTION        INTEREST
 CLASSES        RATE              AMOUNT           CARRYOVER         AMOUNT          AMOUNT           CARRYOVER
=================================================================================================================
   A-1        5.58125%                 0.00           0.00              0.00               0.00          0.00

   A-2        5.52000%         2,447,660.29           0.00      2,447,660.29       2,447,660.29          0.00

   A-3        2.56000%         2,185,102.22           0.00      2,185,102.22       2,185,102.22          0.00

   A-4        2.61000%         1,700,850.00           0.00      1,700,850.00       1,700,850.00          0.00












=================================================================================================================

  TOTAL                        6,333,612.51            0.00    6,333,612.51        6,333,612.51         0.00

=================================================================================================================


==================================================

            DEFICIENCY                     POLICY
  NOTE        CLAIM                        CLAIM
 CLASSES      AMOUNT                       AMOUNT
==================================================
   A-1       0.00                          0.00

   A-2       0.00                          0.00

   A-3       0.00                          0.00

   A-4       0.00                          0.00


          ========================================

             0.00                          0.00

          ========================================

          ========================================

           Note Percentage           100.000000%

==========
           Certificate Percentage      0.000000%
  TOTAL

==================================================


Note: The interest rates for class A-3 and A-4 are LIBOR + 0.17%, and LIBOR + 0.22%. The LIBOR rate for this distribution period is 3.76%.

                        WFS FINANCIAL 2001-A OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of December 31, 2001
                   for Distribution Date of January 22, 2002

================================================================================


                Detailed Reporting

                                  See Schedule F

                WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 2001 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2001.



                                       ----------------------------------------
                                       Katie Quach
                                       Assistant Vice President
                                       Chief Accountant

                                       ----------------------------------------
                                       Susan Tyner
                                       Vice President
                                       Assistant Controller